Exhibit 10.1

EXECUTIVE TRANSITION AGREEMENT

THIS EXECUTIVE TRANSITION AGREEMENT (this “Agreement”) is entered into as of January 5, 2024 (the “Effective Date”) between Athira Pharma, Inc. (the “Company”) and Hans Moebius (“Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

R E C I T A L S

WHEREAS, the Parties previously entered into an “Offer of Employment” letter agreement dated September 13, 2020, as subsequently amended (the “Offer Letter”), which the Parties intend to replace with this Agreement;

WHEREAS, the Parties previously entered into that certain Change in Control and Severance Agreement dated as of the effective date of the Company’s registration statement relating to the Company’s initial public offering, as may be subsequently amended (the “Severance Agreement”); and

WHEREAS, the Company desires to continue to retain the services of Executive on a transitional basis upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Executive desires to provide services to the Company pursuant to the terms and conditions set forth in this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

1.
Transitional Employment.
(a)
Transition to Senior Scientific Advisor Role. Upon the Effective Date, Executive shall be employed by the Company as a Senior Scientific Advisor reporting to the Company’s Chief Executive Officer (the “CEO”) and performing the duties listed on Schedule 1 hereto. The Parties agree that, as of the Effective Date, Executive shall be deemed to have resigned as the Company’s Chief Medical Officer (“CMO”), and Executive’s execution of this Agreement shall constitute Executive’s written resignation from all positions and offices as an officer of the Company effective as of the Effective Date. Executive further agrees to execute any documents or forms necessary to effectuate or memorialize the foregoing resignation as a matter of local, state, federal, or foreign law. Executive acknowledges that Executive has voluntarily accepted the transition to the role of Senior Scientific Advisor.
(b)
At-Will Employment. The Parties agree that Executive's employment with the Company will be “at-will” employment and, as such, may be terminated at any time with or without cause or notice, for any reason or no reason, subject to the terms and conditions of this Agreement and the Severance Agreement. Executive further understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company. The period of Executive’s at-will employment under the terms of this Agreement is referred to herein as the “Employment Term.”
(c)
Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior written approval of the CEO. In performing Executive’s duties hereunder, Executive shall be available, at the Company’s expense, for reasonable travel as the needs of the business require.
(d)
Base Salary. During the Employment Term, the Company will pay Executive as compensation for Executive’s services a base salary at a rate of US$465,000 per year (the “Base Salary”). The Base Salary will be paid in regular installments in accordance with the Company’s normal payroll practices applicable to Executive.
(e)
2023 Bonus. Executive shall be eligible for an annual bonus corresponding to fiscal year 2023, which, if awarded, will be based upon the achievement of certain Company and/or individual goals (the “Performance Objectives”) as determined by the Company in its discretion (the “2023 Bonus”). The target amount of the 2023 Bonus will be 40% of the Base Salary (the “Target Bonus Amount”). The Company’s Board of Directors (the “Board”) or a duly authorized committee thereof will determine in its sole discretion whether the 2023 Bonus will be awarded and, if so, to what extent (if it all) the Performance Objectives have been achieved. The actual amount of the 2023 Bonus will be determined by the Board (or a duly authorized committee thereof) in its discretion based upon its determination of the level of achievement of the Performance Objectives. Any such 2023 Bonus will be determined and, to the extent earned, paid at the time and manner in which such similar bonuses are paid to the Company’s senior executives, subject to all terms of the Company’s applicable bonus plan. In addition, Executive will be entitled to receive an additional stipend equal to 9.061% of any 2023 Bonus earned by Executive, which stipend shall be payable at the same time that the 2023 Bonus is paid. Executive will not be eligible for any bonus corresponding to fiscal year 2024 or later.
(f)
Employee Benefits. For all compensation Executive earns as an employee of the Company (including, without limitation, payments of Base Salary and the 2023 Bonus), Executive will be responsible for all mandatory social security taxes and other taxes and benefits as may be required in Executive’s local jurisdiction, including, without limitation, AVS/AI/APG, unemployment insurance LACI, family allowance contribution ALFA, and accident insurance, as well as any social office administrative charges, all of which shall be paid through the Swiss Vendor (as defined below) unless directed otherwise by the Company in writing, and which such payments shall be deducted by the Swiss Vendor from Executive’s salary and other applicable wage payments (applying currency conversion rates determined in the Swiss Vendor’s discretion). For the avoidance of doubt, unless otherwise agreed to in a writing signed by Executive and the CEO, no social security or other taxes, nor any health and welfare or pension/retirement benefits, will be provided by or paid for by the Company. Notwithstanding the foregoing, during the Employment Term, the Company will pay Executive a monthly stipend of US$5,200, which is intended to help defray the costs associated with Executive’s mandatory and elective benefits contributions.
(g)
Business Expenses. During the Employment Term, the Company will reimburse Executive for reasonable business travel, entertainment or other business expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties as an employee hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. Except as expressly provided otherwise herein, no reimbursement payable to the Executive pursuant to any provision of this Agreement or pursuant to any plan or arrangement of the Company shall be paid later than the last day of the calendar year following the calendar year in which the related expense was incurred, and no such reimbursement during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, except, in each case, to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and any formal guidance issued thereunder.
(h)
Severance Agreement. The Severance Agreement shall continue to apply to termination of Executive’s employment with the Company during the Employment Term; provided, however, the Parties agree that (i) neither the transition to Senior Scientific Advisor nor any of the other terms and conditions of this Agreement shall constitute “Good Reason” under the Severance Agreement or otherwise entitle Executive to any severance benefits or severance compensation under the Severance Agreement or otherwise; and (ii)

termination on the Planned Separation Date in accordance with Section 2 below shall not constitute a “Qualifying Termination” under the Severance Agreement, and as such, notwithstanding anything to the contrary in the Severance Agreement, Executive shall not be entitled to any severance benefits or severance compensation under the Severance Agreement as a result of the termination of Executive’s employment on the Planned Separation Date.
2.
Resignation from Employment and Transition to Outside Service Provider. The Parties acknowledge and agree that, as a result of a mutually agreed resignation, Executive’s employment with the Company shall terminate as of the end of the day on March 31, 2024 (the “Planned Separation Date”), unless earlier terminated pursuant to Section 1(b) of this Agreement subject to the other terms and conditions hereof. Effective immediately following such termination of employment on the Planned Separation Date, the Executive will provide services to the Company as a consultant, and Company agrees to enter into the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”) with moebius-consult GmbH, an entity owned and operated by Executive. The Parties acknowledge that Executive will perform the services under the Consulting Agreement beginning immediately following Executive’s termination of employment on the Planned Separation Date, and as such Executive’s current status as a Service Provider (as that term is defined in the Company’s 2020 Equity Incentive Plan (the “2020 Plan”)) shall continue without interruption during the term of the Consulting Agreement so long as Executive continues to perform the services thereunder. For the avoidance of doubt, the Parties agree that in the event that Executive’s employment with the Company is terminated prior to the end of the day on the Planned Separation Date, then the Consulting Agreement shall be null and void, and shall not go into effect.
3.
Q1 2024 Option Grant. Subject to Executive’s continued status as a Service Provider (as defined in the 2020 Plan) through the date of such grant by virtue of remaining an employee of the Company or performing the services under the Consulting Agreement, and further subject to approval by the Board (or a duly authorized committee thereof), Executive shall be eligible to be granted an option to purchase 67,000 shares of the Company’s common stock at a price per share as determined by the Board, in connection with such similar options granted by the Company to its senior executives in Q1 2024 (the “2024 Option”). Shares subject to the 2024 Option will vest in equal monthly installments beginning on the one-month anniversary of the grant date and ending on the day in December 2024 that is the monthly anniversary of the grant date, subject to Executive’s continued status as a Service Provider (as defined in the 2020 Plan) through each such monthly vesting date; provided, that in the event of a termination of Executive’s Service Provider status (as defined in the 2020 Plan) due to a termination of employment by the Company without “Cause” (as defined in the Severance Agreement) or a termination of the Consulting Agreement other than for “Cause” (as defined in the Consulting Agreement), the Company agrees that the 2024 Option shall, upon Executive’s execution and non-revocation of a separation agreement and release of claims on a form to be provided by the Company, become fully vested and immediately exercisable. The 2024 Option shall be subject to the terms and conditions of the 2020 Plan and a Stock Option Agreement underlying the 2024 Option (together, the “Stock Agreements”).
4.
Exercise Extension. In the event of termination of Executive’s Service Provider status (as defined in the 2020 Plan) due to (a) Executive’s death, (b) termination of Executive’s employment by the Company without “Cause” (as defined in the Severance Agreement), (c) termination of the Consulting Agreement other than for “Cause” (as defined in the Consulting Agreement), or (d) expiration of the Consulting Agreement on December 31, 2024, the Company hereby amends Executive’s outstanding options to purchase shares of the Company’s stock (“Options”), to extend the period of time in which Executive may exercise Executive’s Options, to the extent vested and exercisable, until the earlier of (i) the eighteen-month anniversary of the termination of Executive’s Service Provider status (as defined in the 2020 Plan) or (ii) the expiration of the applicable Option (the “Extension Amendment”). Notwithstanding the foregoing, the Options shall be subject to earlier termination in accordance with the change in control, merger, dissolution or liquidation provisions, or other similar provisions, of the 2020 Plan. Executive acknowledges that the Extension Amendment will constitute a “modification” of any Options that are treated as incentive stock options (“ISOs”) for U.S. federal tax purposes. Executive agrees and acknowledges that any ISO that has an exercise price per share that is less than the fair market value per share of the Company’s common stock on the Effective Date shall cease to be treated as an ISO as of such date and shall be treated for U.S. federal tax purposes as a nonstatutory stock option. Executive further agrees and acknowledges that any ISO that has an exercise price per share that is equal to or greater than the fair market value per share of the Company’s common stock as of the Effective Date (that is, it is “at the money” or “underwater”), shall be treated as granted on the Effective Date for purposes of calculating the ISO holding periods that must be met in order for such Option (or portion thereof) to be eligible for the favorable tax treatment available to ISOs (that is, such holding periods re-start on the Effective Date). Executive acknowledges that nothing herein is intended as tax or legal advice to Executive, and Executive is advised to consult with Executive’s tax or other applicable adviser with respect to the tax and other consequences of the Extension Amendment and Executive’s exercise of any stock options and disposition of any shares acquired thereby. Executive acknowledges and agrees that Executive remains solely responsible for all employee-related withholdings associated with the exercise of the Options, and in addition to the payment of the aggregate exercise price, Executive’s (or Executive’s heir’s or estate’s) exercise of the Options (or any portion thereof) will be conditioned on payment to the Company of applicable federal, state and other tax withholding obligations incurred upon exercise.
5.
Vesting Acceleration Upon Death. In the event of the termination of Executive’s Service Provider status (as defined in the 2020 Plan) due to Executive’s death, the Company agrees that Executive’s Options outstanding as of such termination shall thereupon become fully vested and immediately exercisable. Section 4 and Section 5 of this Agreement act as an amendment to each of Executive’s Options. Except as provided in this Agreement, the applicable equity award agreements remain in full force and effect, and the Options shall otherwise continue to be governed by the terms and conditions of the 2020 Plan and the equity award agreements pursuant to which they were granted (together, the “Current Equity Documents”).
6.
Confidentiality Agreement. Subject to Section 7 below, Executive acknowledges and agrees that, as a condition of employment, Executive hereby reaffirms Executive’s obligations under, and is required to abide by the terms of, the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement that Executive signed with the Company on September 8, 2020 (the “Confidentiality Agreement”).
7.
Protected Activity Not Prohibited. Executive understands that nothing in this Agreement or in the Confidentiality Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or privileged attorney work product. Executive understands that nothing herein or in the Confidentiality Agreement is intended to limit Executive’s ability to discuss or disclose conduct, or the existence (but not the amount) of a settlement involving conduct, that Executive reasonably believe under Washington state, federal or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or conduct that is recognized as against a clear mandate of public policy, and Executive understands that information related solely to any of the foregoing does not constitute the Company’s confidential information. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
8.
Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to Executive pursuant to this Agreement or any other agreement or arrangement with the Company or any of its affiliates, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any of their affiliates pursuant to any such law, government regulation or stock exchange listing requirement), including for any violations of the Confidentiality Agreement, if applicable.
9.
Miscellaneous
(a)
Payroll Practices. All payments made pursuant to this Agreement (but not including payments under the Consulting Agreement) may be paid by the Company’s Swiss payroll vendor (the “Swiss Vendor”), and will be paid in accordance with the Company’s and, to the extent applicable, the Swiss Vendor’s standard payroll practices applicable to Executive, less all applicable tax withholdings and other deductions as determined by the Company and the Swiss Vendor in their discretion, and applying currency conversion rates determined in their discretion.
(b)
Assignment. This Agreement will inure to the benefit of any successor of the Company, and accordingly any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for such purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.
(c)
Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.
(d)
Integration. As of the Effective Date, this Agreement, together with the Stock Agreements, the Current Equity Documents (as amended hereby), the Severance Agreement and the Confidentiality Agreement, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including, without limitation, the Offer Letter. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.
(e)
Governing Law. This Agreement will be governed by the laws of the State of Washington (with the exception of its conflict of law provisions).
(f)
Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s legal counsel, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

(g)
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.
(h)
Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.
(i)
Construction of Agreement. This Agreement has been negotiated by the respective Parties, and the language shall not be construed for or against either Party.
(j)
Attorney's Fees. Each party shall bear its own attorney's fees and costs incurred in any action or dispute arising out of this Agreement and/or the employment relationship.

[Remainder of page is intentionally blank; Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

“COMPANY”

Athira Pharma, Inc.

By: /s/ Mark Litton_______________________

Name: Mark Litton________________________

Its: President and Chief Executive Officer______

Address: 18706 North Creek Parkway

Suite 104

Bothell, WA 98011

“EXECUTIVE”

HANS MOEBIUS, an individual

/s/ Hans Moebius______________________________

Hans Moebius

Address: ______________________________

SCHEDULE 1

Senior Scientific Advisor Duties

·
Assist with new CMO transition as reasonably requested

·
Serve as a medical representative in investor meetings as reasonably requested

·
Consult with respect to safety issues

·
Serve as author/reviewer on manuscripts as appropriate

·
Present at conferences as reasonably requested

·
Consult with respect to protocols, IBs, SAPs and FDA submissions as reasonably requested

·
Participate in Board of Directors meetings as reasonably requested

·
Generally available to provide advice and guidance as reasonably requested

Exhibit A

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of the beginning of the day on April 1, 2024 (the “Effective Date”) by and between Athira Pharma, Inc. (the “Company”) and moebius-consult GmbH (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company that are outside the usual course of the Company’s business. Consultant is customarily engaged in an independently established trade, occupation, or business of the same nature of the services to be performed, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.
Services and Compensation

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services. The Services shall at all times be performed by the Consultant’s principal, Hans Moebius (the “Service Provider”). Service Provider acknowledges that, as an owner of Consultant, Service Provider is a third-party beneficiary of the consideration paid to Consultant by the Company hereunder. Service Provider and Consultant also acknowledge that Service Provider will receive Confidential Information under this Agreement, from which Service Provider and Consultant will derive significant value, including by enabling Service Provider and Consultant to optimize performance of the Services hereunder. The Parties agree that this Agreement shall be null and void, and shall not go into effect, if Service Provider’s employment with the Company ends prior to the end of the day on March 31, 2024.

2.
Confidentiality
A.
Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B.
Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant and Service Provider will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant and Service Provider will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s and Service Provider’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant and Service Provider may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant and/or Service Provider, as applicable, shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant and Service Provider agree that no ownership of Confidential Information is conveyed to the Consultant or Service Provider. Without limiting the foregoing, Consultant and Service Provider shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant and Service Provider agree that Consultant’s and Service Provider’s obligations under this Section 2.B shall continue after the termination of this Agreement.
C.
Other Client Confidential Information. Consultant and Service Provider agree that they will not, respectively, improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant or Service Provider, respectively, has an obligation to keep in confidence. Consultant and Service Provider also agree that they will not, respectively, bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.
Third Party Confidential Information. Consultant and Service Provider recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant and Service Provider agree that at all times during the term of this Agreement and thereafter, Consultant and Service Provider each owe the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
3.
Ownership
A.
Assignment of Inventions. Consultant and Service Provider agree that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant and Service Provider, respectively, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant and Service Provider also agree to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assign fully to the Company all right, title and interest in and to the Inventions.

B.
Pre-Existing Materials. Subject to Section 3.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant or Service Provider incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or Service Provider or in which either Consultant or Service Provider has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant and Service Provider will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.
C.
Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant and Service Provider hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.
Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant or Service Provider (solely or jointly with others) during the term of this Agreement. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
E.
Further Assurances. Consultant and Service Provider agree to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant and Service Provider further agree that their obligations under this Section 3.E shall continue after the termination of this Agreement.
F.
Attorney-in-Fact. Consultant and Service Provider agree that, if the Company is unable because of Consultant’s or Service Provider’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s or Service Provider’s signature, as applicable, with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant and Service Provider, as applicable, hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as Consultant’s and/or Service Provider’s agent and attorney-in-fact, to act for and on Consultant’s and/or Service Provider’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant and/or Service Provider. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
4.
Conflicting Obligations
A.
Consultant represents and warrants that Consultant and Service Provider have no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.
B.
In light of the unique and specialized nature of Consultant’s services, Consultant may not subcontract or otherwise delegate the performance of any Services hereunder.
5.
Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant and Service Provider will immediately deliver to the Company, and will not keep in their possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant and/or Service Provider may have in their respective possession or control.

6.
Term and Termination
A.
Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) December 31, 2024 or (ii) termination as provided in Section 6.B, 6.C or 6.D (the “Term”); provided, that the Parties may extend the Term upon mutually agreed terms and conditions.
B.
Termination by the Company for Cause. The Company may terminate this Agreement immediately and without prior notice for Cause or due to Service Provider’s death or Disability. A termination shall be for “Cause” if it is for any of the following reasons (i) Consultant’s or Service Provider’s indictment or conviction of any felony or any crime involving dishonesty or moral turpitude; (b) Consultant’s or Service Provider’s participation in any fraud against the Company or other dishonesty which is not the result of an innocent or inadvertent mistake by Consultant or Service Provider with respect to the Company; (c) willful violation of Consultant’s or Service Provider’s obligations to the Company under this Agreement or any other agreement with the Company after there has been delivered to Consultant a written demand for performance from the Company which describes the basis for the Company’s belief that Consultant or Service Provider has not substantially satisfied such obligations to the Company; (d) continued violation or breach by Consultant or Service Provider of any agreement with the Company, or any statutory or fiduciary duty to the Company, after there has been delivered to Consultant a written notification of such violation or breach; or (e) Consultant’s or Service Provider’s damaging or misappropriating or attempting to damage or misappropriate any property, including intellectual property, of the Company. “Disability” means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

C.
Termination by the Company Without Cause. The Company may terminate this Agreement without Cause, or for reasons other than Service Provider’s death or Disability, prior to December 31, 2024, upon giving Consultant two (2) weeks’ prior written notice of such termination. In the event of such a termination by the Company that is without Cause, and contingent on Consultant and Service Provider within fifteen (15) days following effectiveness of such termination entering into a termination agreement and general release of claims on a form to be provided by the Company, the Company shall pay to Consultant a lump sum equivalent the then-unaccrued amounts that would have been paid to Consultant under Exhibit A through December 31, 2024, had the Agreement not been terminated and had Consultant performed Services for 20 hours per month. Any such lump-sum payment described in this paragraph, to the extent payable, will be made to Consultant within thirty (30) days following effectiveness of the termination of this Agreement.
D.
Termination by Consultant. Consultant may terminate this Agreement upon two weeks’ prior written notice of such termination.
E.
Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:
(1)
The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and
(2)
the sections entitled “Confidentiality,” “Ownership,” “Conflicting Obligations,” “Return of Company Materials,” “Term and Termination,” “Independent Contractor; Benefits,” “Non-solicitation,” “Indemnification,” “Limitation of Liability,” “Arbitration and Equitable Relief,” and “Miscellaneous” will survive termination or expiration of this Agreement in accordance with their terms.
7.
Independent Contractor; Benefits
A.
Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant or Service Provider (or any of Consultant’s other assistants, employees, or contractors) as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.
Benefits. The Company and Consultant agree that neither Consultant nor Service Provider (nor any of Consultant’s other assistants, employees, or contractors) will receive any Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant or Service Provider (or any of Consultant’s other assistants, employees, or contractors) is reclassified by an agency or court as the Company’s employee, Consultant (or such individual) will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant (or such individual) would otherwise be eligible for such benefits.

8.
Non-solicitation

To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, and will cause Service Provider not to, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this section shall affect Consultant’s continuing obligations under this Agreement during and after Restricted Period, including, without limitation, Consultant’s obligations under Section 2.

9.
Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement or Consultant’s or Service Provider’s breach of any obligations under any agreement with a third party.

10.
Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

11.
Arbitration and Equitable Relief
A.
ARBITRATION. In consideration of Consultant’s consulting relationship with THE Company, THE COMPANY’S promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Consultant’s receipt of the compensation and other benefits paid to Consultant by Company, at present and in the future, Consultant and service provider agree that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company, the termination of Consultant’s consulting or other relationship with the Company, or any breach of this Agreement SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT, AND ANY STATE COURT OF COMPETENT JURISDICTION SHALL STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT PURSUANT TO THE FAA. CONSULTANT and service provider FURTHER AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT and/or service provider MAY BRING ANY ARBITRATION PROCEEDING ONLY IN their respective INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT and service provider AGREE TO ARBITRATE any AND ALL COMMON LAW AND/OR statutory claims under LOCAL, state, or federal law, including, but not limited to, claims under TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE WASHINGTON LAW AGAINST DISCRIMINATION, THE WASHINGTON WAGE PAYMENT ACT, THE WASHINGTON MINIMUM WAGE ACT, THE FAMILY AND MEDICAL LEAVE ACT, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND claims of BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT and services provider ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT and service provider AGREE TO ARBITRATE, they each HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. Consultant and service provider further understand that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant or service provider arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company, the termination of Consultant’s consulting or other relationship with the Company, or any breach of this Agreement. CONSULTANT and service provider UNDERSTAND THAT NOTHING IN THIS AGREEMENT REQUIRES ARBITRATion of CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT.
B.
Procedure OF ARBITRATION. any arbitration hereunder will be administered by JAMS pursuant to its EMPLOYMENT Arbitration Rules & Procedures (the “JAMS Rules”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE. the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss APPLYING THE STANDARDS SET FORTH UNDER washington law, including the washington civil rules. the arbitrator shall issue a written decision on the merits. THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING

PARTY, WHERE PERMITTED BY APPLICABLE LAW. the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. SUBJECT TO THE FAA’S EXCLUSIVE APPLICABILITY TO THE ENFORCEMENT OF THIS AGREEMENT TO ARBITRATE, THE ARBITRATOR SHALL APPLY SUBSTANTIVE WASHINGTON LAW TO ANY DISPUTE OR CLAIM. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE WASHINGTON LAW, WASHINGTON LAW SHALL TAKE PRECEDENCE. any arbitration under this agreement shall be conducted in KING COUNTY, WASHINGTON.
C.
Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY RCW SECTION 7.04A.080 OF THE WASHINGTON UNIFORM ARBITRATION ACT (THE “ACT”), OR AS OTHERWISE PROVIDED BY THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE SUBJECT TO ARBITRATION UNDER THIS ARBITRATION AGREEMENT. ANY BREACH OR THREATENED BREACH OF SECTION 2 OR SECTION 3 OF THIS AGREEMENT WILL CAUSE IRREPARABLE INJURY AND MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR, AND IN THE EVENT OF SUCH A BREACH ALL PARTIES CONSENT TO THE ISSUANCE OF AN INJUNCTION, WHETHER IN ARBITRATION OR IN ACCORDANCE WITH THE PROVISIONAL REMEDIES PERMITTED BY THE ACT, WITHOUT THE POSTING OF A BOND. IN THE EVENT SUCH INJUNCTIVE RELIEF IS SOUGHT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.
D.
Administrative Relief. this Agreement does not prohibit ANY PARTY from pursuing AN Administrative claim with local, state or federal administrative bodIES OR GOVERNMENT AGENCIES. THIS Agreement does, HOWEVER, preclude pursuing court action regarding any Administrative claims, except as permitted by law.
E.
Voluntary Nature of Agreement. THE PARTIES acknowledge and agree that THEY ARE executing this Agreement voluntarily and without any duress or undue influence. THE PARTIES further acknowledge and agree that THEY HAVE carefully read this Agreement and asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that THEY ARE waiving THE right to a jury trial.
12.
Miscellaneous
A.
Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of Washington, without regard to the conflicts of law provisions of any jurisdiction, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in or otherwise having jurisdiction over King County, Washington.
B.
Assignability. This Agreement will be binding upon Consultant’s and, as applicable, Service Provider’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, neither Consultant nor Service Provider may sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.
C.
Entire Agreement. This Agreement, together with that certain Executive Transition Services Agreement by and between the Company and Hans Moebius dated as of January 5, 2024, constitutes the entire agreement and understanding among the Parties and Hans Moebius with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. The parties to this Agreement each represent and warrant that they are not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
D.
Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.
Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.
Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by email (so long as such email is not returned as undelivered), or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 12.G. If by email, delivery shall be deemed effective as of the date it is sent.
(1)
If to the Company, to:

Athira Pharma, Inc.

18706 North Creek Parkway

Suite 104

Bothell, WA 98011

Attention: General Counsel

Email: mark.worthington@athira.com

(2)
If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.
H.
Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.
Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.
Protected Activity Not Prohibited. Consultant and Service Provider understand that nothing in this Agreement shall in any way limit or prohibit Consultant or Service Provider from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). In connection with such Protected Activity, Consultant and Service Provider are permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant and Service Provider agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant and Service Provider are notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

“CONSULTANT” “COMPANY”
MOEBIUS-CONSULT GmbH ATHIRA PHARMA, INC.

By: ____________________________________ By: ____________________________

Name: __________________________________ Name: __________________________

Title: ___________________________________ Title: ___________________________

Address for Notice: _______________________

Email: ______________________

With respect to Sections 1, 2, 3, 5, 11, and 12 only:

“SERVICE PROVIDER”
HANS MOEBIUS, an individual

______________________________________

EXHIBIT A

SERVICES AND COMPENSATION

1.
Contact. The following Company representative shall serve as Consultant’s principal contact at the Company:

Name: Mark Litton

Title: Chief Executive Officer

2.
Services. The Services will consist of providing the services of the Service Provider to function as a scientific advisor, which shall include, but will not be limited to, the following:
•
Assist with Company’s Chief Medical Officer transition as reasonably requested
•
Participate as a medical expert in investor meetings as reasonably requested
•
Consult with respect to safety issues
•
Serve as author/reviewer on manuscripts as appropriate
•
Present at conferences as reasonably requested
•
Consult with respect to protocols, IBs, SAPs and FDA submissions as reasonably requested
•
Participate in Board of Directors meetings as reasonably requested
•
Generally available to provide advice and guidance as reasonably requested
•
Available for reasonable travel as reasonably requested
3.
Compensation.
(a)
The Company will pay Consultant $15,200 per full calendar month that occurs during the Term (prorated for any partial calendar months during the Term). The Company shall pay Consultant an additional $500 per hour of Services performed in excess of 20 hours in each calendar month during the Term, provided that any such excess hours have been approved in advance in writing by the CEO.
(b)
The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement (including travel-related expenses), if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.
4.
Invoices and Payments.

Within ten (10) business days following the end of each calendar month that occurs during the Term, Consultant shall submit to the Company a written invoice for Services and expenses, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company. The Company will remit payment for properly submitted and approved invoices within thirty (30) days following invoice submission. In order to help prevent adverse tax consequences to Consultant under Section 409A (as defined below), in no event will any payment under Section 3.A. of this Exhibit be made later than the later of (1) March 15th of the calendar year following the calendar year in which such payment was earned, or (2) the 15th day of the third (3rd) month following the end of the Company’s fiscal year in which such payment was earned.

All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Consultant or Service Provider for any taxes that may be imposed on Consultant or Service Provider as a result of Section 409A.